PRESS RELEASE

Contact:

Matthew J. Smith

President and Chief Executive Officer

Rhinebeck Bancorp, Inc.

(845) 454-8555

Rhinebeck Bancorp, Inc. Announces Subscription Offering Results

and Expected Closing Date

Poughkeepsie, New York (July 17, 2026) – Rhinebeck Bancorp, Inc.  (Nasdaq Capital Market: RBKB) (the “Company”), the holding company for Rhinebeck Bank (the “Bank”), announced the results of the subscription offering conducted in connection with the mutual-to-stock conversion of Rhinebeck Bancorp, MHC, the mutual holding company of the Bank.

The subscription offering, which expired on June 18, 2026, was oversubscribed in the first tier by eligible depositors of the Bank as of the close of business on December 31, 2024. Valid subscription orders for more than the maximum of the offering range were received. As a result of the oversubscription, the subscription orders are subject to the priorities and allocation procedures disclosed in the Company’s prospectus dated May 14, 2026. No other priority group will have their orders filled.

Eligible subscribers may confirm their subscription and allocations online at https://allocations.kbw.com. Also, the Stock Information Center will be able to confirm allocation information at (877) 643-8198. The Stock Information Center is open Monday through Friday between 10:00 am and 4:00 pm Eastern time. The Bank’s employee stock ownership plan was unable to purchase shares in the offering and, as disclosed in the prospectus, it is expected to purchase an amount equal to up to 4% of the shares that were sold in the offering in the open market following the completion of the conversion and offering.

Concurrent with the completion of the offering, shares of existing Rhinebeck Bancorp, Inc. common stock owned by the public will be exchanged for shares of the new Rhinebeck Bancorp, Inc. common stock so that Rhinebeck Bancorp, Inc’s existing shareholders will own approximately the same percentage of the new Rhinebeck Bancorp, Inc. common stock as they owned of Rhinebeck Bancorp, Inc’s common stock immediately prior to the conversion, subject to adjustment as disclosed in the prospectus. As a result, existing shareholders of Rhinebeck Bancorp, Inc. will receive 1.3978 shares of the new Rhinebeck Bancorp, Inc. common stock for each share of the existing Rhinebeck Bancorp, Inc. common stock they owned immediately prior to completion of the transaction. Cash in lieu of fractional shares will be paid at a rate of $10.00 per share. As a result of the offering and the exchange of shares, Rhinebeck Bancorp, Inc. will have 15,638,237 shares outstanding after giving effect to the transaction, subject to adjustment for fractional shares.

The conversion and offering remain subject to customary closing conditions. Subject to satisfaction of those conditions, the Company anticipates closing the transaction on Tuesday, July 21, 2026. Shares of Company common stock will continue to trade on the Nasdaq Capital Market under the trading symbol “RBKB” through the closing of the market on the closing date of the conversion (Tuesday, July 21, 2026).  It is anticipated that the newly issued and exchanged shares of Company common stock will begin to trade on the Nasdaq Capital Market under the same symbol “RBKB” beginning on Wednesday, July 22, 2026.

Luse Gorman, PC is acting as legal counsel to the Company, Rhinebeck Bancorp, MHC and the Bank. Keefe, Bruyette & Woods, Inc., a Stifel Company, is acting as marketing agent for the Company in the subscription offering, and Vedder Price P.C. is acting as its legal counsel.

About Rhinebeck Bancorp, Inc.

Rhinebeck Bancorp, Inc. is the bank holding company for Rhinebeck Bank, a New York-chartered stock savings bank headquartered in Poughkeepsie, New York. The Bank conducts its business from 12 full-service banking offices and three representative offices located in Albany, Dutchess, Orange, Ulster and Westchester Counties, New York.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to the failure to satisfy customary closing conditions in a timely manner, if at all, delays in trading of newly issued common stock following completion of the conversion and offering, and other risks described in filings the Company has made with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to: the failure to obtain the requisite approvals of applicable regulatory agencies for the proposed conversion and related offering, or delays in obtaining such approvals; that customary closing conditions may not be satisfied in a timely manner, if at all; and other risks described in filings the Company has made with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov.

This press release is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer is made only by the prospectus, as supplemented by the prospectus supplement, and when accompanied by a stock order form.  The shares of common stock being offered for sale by Rhinebeck Bancorp, Inc. are not savings accounts or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency.